EXHIBIT 10(a)(14)







                        THE BEAR STEARNS COMPANIES INC.
                 AE INVESTMENT AND DEFERRED COMPENSATION PLAN
                           EFFECTIVE JANUARY 1, 1989








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                               TABLE OF CONTENTS


                                                                            Page

Section 1     Purpose and Effective Date..................................   1

Section 2     Definitions................................................    1

Section 3     Eligibility................................................... 3

Section 4     Company Benefit..............................................  3

Section 5     Elective Deferrals............................................ 4

Section 6     Additional Allocation........................................  5

Section 7     Payment of Benefits........................................... 7

Section 8     Source of Payment............................................. 8

Section 9     Administration of the Plan.................................... 8

Section 10    Amendment and Termination....................................  9

Section 11    Designation of Beneficiaries.................................. 9

Section 12    General Provisions............................................10








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                         THE BEAR STEARNS COMPANIES INC.
                  AE INVESTMENT AND DEFERRED COMPENSATION PLAN


                                    SECTION 1

                           PURPOSE AND EFFECTIVE DATE

      1.1 The purpose of The Bear Stearns Companies Inc. AE Investment and Deferred Compensation Plan is to assist The Bear Stearns Companies Inc. in attracting and retaining account executives who will make a significant contribution to the success of the business of The Bear Stearns Companies Inc. and its subsidiary, Bear, Stearns & Co. Inc.

      1.2  The effective date of this Plan is January 1, 1989.


                                   SECTION 2

                                  DEFINITIONS

      When used herein, the following terms shall have the following meanings:

      2.1 "Account" means a Company Contribution Account or a Deferred Compensation Account under this Plan.

      2.2 "Affiliate" means any corporation or other entity which is controlled, directly or indirectly, by the Company and which the Committee designates as an "affiliate" for purposes of the Plan from time to time.

      2.3 "Associate" means (1) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

      2.4 "Bear Stearns" means Bear, Stearns & Co. Inc., a Delaware corporation, and its successors and assigns.

      2.5 "Beneficial Owner," "Beneficial Ownership" and similar terms shall have the meaning specified in Rule 13d-3 under the Securities Exchange Act of 1934, except that in any case a Person shall be deemed the Beneficial Owner of any securities owned directly or indirectly by the Affiliates and Associates of such Person.

      2.6 "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 11 to receive the amount, if any, payable hereunder upon the death of a Participant.

      2.7  "Board of Directors" means the Board of Directors of the Company.


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      2.8 "Change in Control" means (i) a majority of the Board of Directors ceases to consist of Continuing Directors; (ii) any Person becomes the Beneficial Owner of 50% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors;
(iii) the stockholders of the Company approve an agreement to merge or consolidate into any other entity, unless such merger or consolidation is approved by a majority of the Continuing Directors; or (iv) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

      2.9 "Committee" means the AE Deferred Compensation and Investment Committee designated by the Board of Directors or any duly authorized committee thereof to administer this Plan.

      2.10 "Company" means The Bear Stearns Companies Inc., a Delaware corporation and its successors and assigns.

      2.11 "Company Common Stock" means common stock, par value $1.00 per share, of the Company.

      2.12 "Company Contribution Account" means the bookkeeping entry established and maintained in respect of a Participant pursuant to Section 4.1.

      2.13 "Compensation" means all amounts paid to an Employee by the Company or Bear Stearns during a calendar year, including any elective deferrals under this Plan. The Bear Stearns Companies Inc. Cash or Deferred Compensation Plan or any other tax-qualified or nonqualified deferred compensation plan or program, but excluding any payments of amounts under such plans, payments made under the Company's or Bear Stearns' short-term sick pay plan, and any other form of non-cash compensation; provided, however, that with respect to each Employee who is designated by an Employer as a Senior Managing Director, Compensation means only commissions and fees (excluding base salary and bonus).

      2.14 "Continuing Director" means any member of the Board of Directors who was such a member on January 1, 1989 or who is elected to the Board of Directors after January 1, 1989 upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

      2.15 "Deferred Compensation Account" means the bookkeeping entry established and maintained in respect of a Participant pursuant to Section 5.3.

      2.16 "Disability" means the complete and permanent inability of an individual to perform his duties due to his physical or mental incapacity, all as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary. Notwithstanding the above, an individual automatically shall be deemed to have suffered a Disability if such individual is eligible for disability benefits under any employer sponsored long term disability program or under the U.S. Social Security system.

      2.17 "Employee" means any person (other than any executive officer or director of the Company) employed by Bear Stearns or, if so determined by the Committee, by any Affiliate, as an account executive, provided that such individual's Compensation in the applicable calendar year is at least $100,000 or such other amount as determined by the Committee.

      2.18 "Fund" means any one or more of the investment vehicles selected by the Committee in order to determine the amounts to be credited or debited on the unpaid amount in each Company Contribution


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Account and Deferred Compensation Account pursuant to Section 6. The Committee shall determine the investment performance of any Fund or Funds.

      2.19 "Hardship" shall mean an unforeseen emergency to the Participating Director resulting from a sudden and unexpected illness or accident of the Participating Director or the Participating Director's dependent (as defined in section 152(a) of the Internal Revenue Code of 1986, as amended), loss of the Participating Director's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participating Director.

      2.20 "Participant" means any Employee, former Employee, Participating Director or former Participating Director who is eligible to participate in the Plan or for whom a Company Contribution Account or Deferred Compensation Account is maintained.

      2.21 "Participating Director" shall mean an Employee who is a Senior Managing Director, Managing Director or Associate Director of the Company.

      2.22 "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

      2.23 "Plan" means The Bear Stearns Companies Inc. AE Investment and Deferred Compensation Plan as set forth herein and as amended and restated from time to time.

      2.24 "Retirement" means the termination of an individual's employment with the Company on or after attaining age 65 or at such other date as the Committee determines.

      2.25 "Valuation Date" means, for each Fund, the applicable date as designated by the Committee, on which the value of a Fund or of a Participant's Account with respect to a Fund is to be determined, including any other date as the Committee, in its sole discretion, may designate from time to time.


                                   SECTION 3

                                  ELIGIBILITY

3.1 Each Employee shall participate in the Plan in accordance with the terms of the Plan; provided, however, that only Participating Directors who have filed a valid Compensation Reduction Agreement (as defined in Section 5.1) with the Committee shall be eligible to defer Compensation pursuant to Section 5.


                                   SECTION 4

                                COMPANY BENEFIT

      4.1 During the first quarter of each calendar year beginning with the year 1990, the Company shall credit, for bookkeeping purposes only, to each Employee's Company Contribution Account, the percentage of such Employee's Compensation for the immediately preceding calendar year determined pursuant to the following table:



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                                                               INCREMENTAL
         INCREMENTAL COMPENSATION                          COMPANY CONTRIBUTION
         ------------------------                          --------------------
         $100,000 or less...................................          0%
         between $100,001-$300,000..........................         3.25%
         between $300,001-$500,000..........................         4.25%
         between $500,001-$700,000..........................         4.50%
         $700,001 and over..................................         4.75%

      An Employee shall not be eligible to receive a Company Contribution under this Section 4 in any calendar year in which his Compensation is less than or equal to $100,000 or such other amount as determined by the Committee.

      Notwithstanding anything else herein to the contrary, the amount credited to an Employee's Company Contribution Account for any calendar year shall not exceed $44,300 (regardless of the amount of the Employee's Compensation for such year) unless prior to the start of such year the Committee determines to apply a different limit.

      4.2 The amount credited to an Employee's Company Contribution Account under Section 4.1 for any year, as adjusted pursuant to Section 6.1, shall become fully vested on the fifth anniversary of the December 31 of the calendar year to which such credit relates, provided that the Employee has five consecutive years of service with Bear Stearns or any Affiliate during such period, or such shorter period as determined by the Committee. In addition, the entire amount credited to an Employee's Company Contribution Account shall become fully vested upon his termination of employment with Bear Stearns without being employed substantially contemporaneously therewith by an Affiliate due to his death, Disability or Retirement or upon the occurrence of a Change in Control. Upon termination of an Employee's employment for any reason other than death, Disability or Retirement, the unvested amount allocated to such Employee's Company Contribution Account shall be forfeited except such unvested amount that the Committee, in its sole discretion, determines to vest in the Employee. If the Company terminates the Plan pursuant to Section 10, the Committee shall, in its sole discretion, determine whether the Participant shall continue to vest in unvested amounts credited to the Participant's Company Contribution Account, whether such amounts shall become immediately vested, or any combination of the foregoing. The Company shall have no obligation to pay any Participant or Beneficiary any amounts forfeited under this Section 4.2.

      4.3 The establishment and maintenance of, or credits to, a Company Contribution Account shall not vest in any Participant or his Beneficiary any right, title or interest in or to any specific assets of the Company, or in or to any specific assets of any Fund.


                                   SECTION 5

                              ELECTIVE DEFERRALS

      5.1 Each Participating Director may execute and file with the Committee a "Compensation Reduction Agreement," in the form approved by the Committee, electing that a portion of his Compensation for a calendar year, equal to one percent and not more than twenty percent (or ten percent in the case of a Participating Director who is an Associate Director), in multiples of one percent, of his compensation during a calendar year shall be payable only as deterred Compensation under the Plan; provided, however, that a Participating Director shall not be permitted to defer more than $100,000 of Compensation in any calendar year or such other dollar limit as may, from time to time, be determined by the Committee.



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      5.2 (a) Each election to defer Compensation shall be made prior to the end of the calendar year preceding the calendar year for which such deferral is to take effect. In addition, any Participating Director may make such an election
(i) within 30 days after the effective date of the Plan, with respect to his Compensation for services performed during the calendar year in which the effective date occurs but altar the effective date of the election, and (ii) within 30 days after becoming a Participating Director, to defer compensation for services performed during his first calendar year or portion thereof as a Director after the effective date of the election. In addition, a Participating Director who changes status from Associate Director to Managing Director may elect, within 30 days after such change in status, to increase his deferral election to up to twenty percent, in multiples of one percent, of his Compensation after the effective date of the election. A Participating Director who changes status from Managing Director to Associate Director shall not be allowed to defer more then ten percent of his Compensation in the year following such change in status.

            (b) The election to defer Compensation pursuant to a Compensation Reduction Agreement shall be irrevocable for a full calendar year or for such portion thereof remaining after the effective date of the election and shall continue in effect for each subsequent year until the Participating Director ceases to be a Participating Director or until the Participating Director terminates or modifies the election; provided, however, that in the event of a Hardship, the Committee, in its sole discretion, may terminate any Compensation Reduction Agreement with respect to a Participating Director for the remainder of the applicable calendar year. Any such termination or modification shall be made in writing and filed with the Committee, within the time prescribed by the Committee and prior to the end of the calendar year preceding the calendar year for which it is effective.

            (c) A Participating Director who has filed a termination of election pursuant to Section 5.2(b) may thereafter file another election described in
Section 5.2(a) for any calendar year commencing subsequent to the filing of such election.

            (d) If a Participating Director's status charges so that he is no longer a Participating Director but is still an Employee, no further amounts shall be credited to such individual's Deferred Compensation Account pursuant to
Section 5 with respect to such individual's Compensation and such individual's Compensation Reduction Agreement shall be void, all as of the date of such change in status, but such individual shall continue to be eligible for credits to his Company Contribution Account pursuant to Section 4 based on his Compensation as an Employee for the entire calendar year.

      5.3 All Compensation deferred under this Section 5 shall be credited to the Deferred Compensation Account established for the Participating Director by the end of the month in which it otherwise would have been paid. A Participating Director shall always be fully vested in the amount credited to his Deferred Compensation Account as adjusted from time to time pursuant to Section 6.1.

      5.4 The establishment and maintenance of, or credits to, such Deferred Compensation Account shall not vest in any Participating Director or his Beneficiary any right, title or interest in or to any specific assets of the Company, or in or to any specific assets of any Fund.


                                   SECTION 6

                             ADDITIONAL ALLOCATION

      6.1 Subject to Section 6.7, each Employee and Participating Director shall select a Fund or Funds for purposes of allocation under the Plan in multiples of ten percent for each of his Company Compensation


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Account and his Deferred Compensation Account. Such selection shall be made prior to the later of (i) the date the Employee or Participating Director becomes eligible to participate in the Plan or (ii) 30 days alter the effective date of the Plan. A Participant may elect to change his selection of a Fund or Funds for purposes of allocation under the Plan for a current calendar year twice in each calendar year. Such an election shall be made on the form and within the time prescribed by the Committee and no election shall be honored if received by the Committee earlier or later than such times. No such change in selection shall be effective prior to 90 days after the effective date of any prior selection for the current calendar year. A change in selection shall be effective as of a Valuation Date no later than 30 days after it is timely filed with the Committee.

      6.2 Each Company Contribution Account and each Deferred Compensation Account shall be credited (or debited) with additional amounts equal to the investment performance (including interest and dividends paid) of each of the Fund or Funds selected by the Participant pursuant to Section 6.1 or 6.3 with respect to the relevant period, which credit (or debit) shall be made as soon as practicable after the Valuation Date for each of the Fund or Funds. All such amounts credited (or debited) pursuant to the preceding sentence shall be deemed to be reinvested in (or deducted from) the Fund to which the amounts relate and such reinvestment (or deduction) shall be deemed to occur as of the applicable Valuation Date for such Fund.

      6.3 A Participant may select different Funds for purposes of allocation under the Plan, in multiples of ten percent, with respect to each calendar year for which amounts are credited to his Company Contribution Account or Deferred Compensation Account, and, if such different selections are made, each such Account shall be treated as a separate Account for purposes of allocation and recordkeeping under the Plan. The selection of Funds for any calendar year may be changed during such calendar year pursuant to Section 6.1. If a Participant changes his selection of Funds for amounts credited to any Account in respect of any prior calendar year alter the end of such year, he shall be deemed to have changed his selection of Funds for all amounts credited to any Account in respect of all prior calendar years. Such a change may be made twice in each calendar year. Such an election shall be made on the form and within the time prescribed by the Committee and no election shall be honored if received by the Committee earlier or later than such time. No such change in selection shall be effective prior to 90 days after the effective date of any prior election for a prior calendar year. A change in selection shall be effective as of a Valuation Date no later than 30 days after it is timely filed with the Committee.

      6.4 If the effective date of a change in selection made under Section 6.1 or 6.3 is not a Valuation Date for both the Fund which had previously been selected and the newly selected Fund, the amounts effected by such change shall be credited (or debited) with additional amounts equal to the investment performance of the Fund which is a money market fund from the Valuation Date of the Fund which had been previously selected until the immediately following Valuation Date of the newly selected Fund.

      6.5 A Participant who ceases to be an employee of Bear Stearns without becoming employed substantially contemporaneously therewith by an Affiliate shall have no right to select any Fund or Funds thereafter and his Account shall be credited (or debited) with investment performance thereafter in accordance with Section 6.6. No selection of any Fund or Funds shall be effective if a Participant terminates employment with Bear Stearns without becoming employed substantially contemporaneously therewith by an Affiliate before the applicable Valuation Date on which such selection would otherwise be effective.

      6.6 Each Company Contribution Account and Deferred Compensation Account shall continue to be credited (or debited) under each of the Fund or Funds selected by the Participant under this Section 6 until (i) in the case of a Participant who is expected to receive a distribution on account of a Distribution Election


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which did not specify distribution upon his termination of employment, the
Valuation Date for each of the Fund or Funds immediately preceding the date such distribution is expected to be payable, or (ii) in the case of a Participant who terminates employment, the Valuation Date for each of the Fund or Funds immediately following his termination of employment; and, in either case, such Company Contribution Account or Deferred Compensation Account shall be credited (or debited) thereafter with additional amounts equal to the investment performance of the Fund which is a money market fund until actually distributed to the Participant. Any amount payable to a Participant on account of termination of employment may be made, as determined by the Committee, within 60 days after either tile immediately following applicable Valuation Date for each such Fund or Funds to be valued, or the latest such Valuation Date.

      6.7 The Committee may impose any limitations on any Fund or Funds, including limitations on the minimum and maximum amounts which may be elected by any or all Participants with respect to any Fund or Funds, and the minimum and maximum number of Funds which may be selected by a Participant. If a Participant selects a Fund which is the Company Common Stock fund, he cannot change this selection at any time. If a Participant fails to make a selection of Fund or Funds for purposes of allocation of his Company Contribution Account or Deferred Compensation Account, such Accounts shall be credited (or debited) with additional amounts equal to the investment performance of the Fund which is a money market fund pending such selection.

      6.8 The Committee may, but need not, make the same Funds available to all Participants. The Committee may, in its sole discretion, change the Funds available under the Plan at any time, including to add any Fund or Funds which are not managed by Bear Stearns.

      6.9 The Company and Bear Stearns shall have no obligation to invest a Participant's Company Contribution Account or Deferred Compensation Account in any Fund or Funds selected by the Participant.


                                   SECTION 7

                              PAYMENT OF BENEFITS

      7.1 Prior to becoming eligible to participate in the Plan, each Employee or Participating Director may execute and file with the Committee a "Distribution Agreement," in the form approved by the Committee, electing that the vested amount credited to his Company Contribution Account and the amount credited to his Deferred Compensation Account shall be payable to the Employee in the form and at the time or times specified in such Distribution Agreement. If the Employee or Participating Director does not file a Distribution Agreement, his vested Company Contribution Account and his Deferred Compensation Account shall be paid in a lump sum within 60 days after the Valuation Date immediately following the later of the date the Employee terminates his employment with Bear Stearns without becoming employed substantially contemporaneously therewith by an Affiliate or attains age 65 A Participant may file a new Distribution Agreement with the Committee prior to the end of the calendar year preceding the calendar year for which it is to become effective; provided, however, that no such new Distribution Agreement shall apply to amounts credited to his Company Contribution Account or his Deferred Compensation Account prior to the effective date of such new Distribution Agreement.

      7.2 Notwithstanding any election to the contrary, the vested amount allocated to each Participant's Company Contribution Account and Deferred Compensation Account shall be paid in a lump sum on the earliest of the following dates: (i) within 60 days after the Valuation Date next following a Change in Control, (ii) within 60 days after the Valuation Date next following the date the Committee receives written notification of the Participant's death,
(iii) within 60 days after the Valuation Date next following the


                                     7

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termination of the Plan, (iv) at the discretion of the Committee, within 60 days after the December 31 next following the date the Participant suffers a Disability and (v) at the discretion of the Committee, as soon as administratively feasible after the date a Participant requests a distribution as a result of a Hardship. The Committee may also make payment of amounts due with respect to any Participant at any time, whether or not he has terminated employment with the Company or Bear Stearns, regardless of the Participant's Distribution Agreement.

      7.3 Notwithstanding any provision herein to the contrary, upon an occurrence of a Change in Control, amounts shall not be vested or immediately distributable under the Plan if and to the extent that the Committee determines that such vesting or acceleration (taken together with any other payments received or to be received by the Participant from the Company, Bear Stearns or an Affiliate in connection with a Change in Control) would constitute or result in an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of the Code or of any successor federal income tax law, which would cause such amounts to be subject to an excise tax to the Participant or nondeductible to the Company or, Bear Stearns, as the case may be.

      7.4 All amounts payable under this Plan shall be paid in cash, provided that any amounts which are calculated by reference to Company Common Stock under
Section 6 may, in the discretion of the Committee, be paid in the form of whole shares of Company Common Stock with a cash payment in lieu of any fractional shares.


                                   SECTION 8

                               SOURCE OF PAYMENT

      8.1 All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that amounts to be paid in Company Common Stock shall be paid in treasury shares or shares of authorized but unissued common stock, and provided further, that such distributions shall be reduced by the amount of any payments made to the Participant or his Beneficiary from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or otherwise segregate any assets to assure such payments and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant and his Beneficiary shall have no right, title or interest whatever in or to any such investments except such interest, if any, as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Participant or Beneficiary. To the extent that any Participant or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of a general unsecured creditor of the Company.


                                   SECTION 9

                          ADMINISTRATION OF THE PLAN

      9.1 The Plan shall be administered by the Committee, which shall have full power and authority to interpret, construe and administer the Plan and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and actions thereunder shall be binding and conclusive on all persons and for all purposes. The Committee's determination of the amounts in any Fund or Funds or in any Company Contribution Account or Deferred Compensation Account shall be final and binding on all persons, including the Company, the Participant and his Beneficiaries.

      9.2 The Committee shall establish and maintain records of the Plan and of each account established for any Participant hereunder. The Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan, may arrange for the engagement of such legal counsel, who may be counsel for the Company, and may make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of the accountants engaged by the Committee and such counsel and may delegate to any agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation of authority shall be subject to revocation at any time at the discretion of the Committee. The Company shall pay the fees and expenses of such accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

      9.3 To the maximum extent permitted by applicable law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly front its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, willful misconduct or bad faith.


                                  SECTION 10

                           AMENDMENT AND TERMINATION

      10.1 The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the dare of such action, as determined by the Committee.


                                  SECTION 11

                         DESIGNATION OF BENEFICIARIES

      11.1 Such Participant who participates in the Plan shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant, from time to time, may revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new such designation with the Committee. The most recent such designation received by the Committee shall be controlling; provided, however, that no designation, or change of revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of the date prior to such receipt.


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


      11.2 If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount; if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.


                                  SECTION 12

                              GENERAL PROVISIONS

      12.1 The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant, his Beneficiaries and his estate.

      12.2 Neither the Plan nor any action taken hereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or any subsidiary or affiliate thereof or as affecting the right of the Company or any subsidiary or affiliate thereof to dismiss any Participant.

      12.3 The Company may withhold from any amounts payable under this Plan all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

      12.4 No right to any amount payable at any time under the Plan may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided expressly herein (including in Section 12.6) as to payments to a Participant or Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance, or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his Beneficiary or Beneficiaries or would otherwise not be enjoyed by him, then the Committee, if it so elects, may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his Beneficiary or Beneficiaries, or any other person deemed to be the natural objects of his bounty, taking into account the expressed wishes or the Participant (or, in the event of his death, his Beneficiary or Beneficiaries).

      12.5 If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any guardian or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof.

      12.6 The Company, Bear Stearns, and any Affiliate shall have the absolute right to withhold any amounts payable to any Participant or Beneficiary under the terms of the Plan, to the extent of any amount owed for any reason by such Participant in the case of a payment to such Participant, or to the extent of any amount owed for any reason by the Participant or such Beneficiary in the case of payment to a Beneficiary, to the Company, Bear Stearns or any Affiliate, and to set off and apply the amounts so withheld to payment


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


of any such amount owed to the Company, Bear Stearns or any Affiliate, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee in its sole discretion shall determine.

      12.7 All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

      12.8 The benefits payable under this Plan shall be in addition to any other benefits provided for Participants.

      12.9 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

      12.10 References to Sections herein are to the specified Sections of this Plan unless another reference is specifically stated.

      12.11 This Plan shall be governed by the laws of the State of New York as from time to time in effect.

      12.12 The masculine pronoun wherever used herein shall include the feminine pronoun.

      12.13 Whenever it is stated herein that the Committee may take any action or make any determination, it may do so at any time and from time to time as in its sole discretion it determines, unless specifically stated to the contrary herein.








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